Exhibit 99.1

COLFAX REPORTS FOURTH QUARTER, FULL-YEAR 2008 RESULTS

Record Sales and Orders Drive Strong Performance in 2008

RICHMOND, VA – February 20, 2009 - Colfax Corporation (NYSE: CFX), a global leader in engineered fluid handling products and systems, today announced financial results for the fourth quarter and full year ended December 31, 2008. On a year-over-year basis, highlights for the quarter and the year include:

Fourth quarter of 2008 (all comparisons versus the fourth quarter of 2007)

•	Net income of $10.4 million (24 cents per share – basic and diluted); Adjusted net income (as defined below) of $17.5 million (40 cents per share), an increase of 19.1%

•	Net sales of $159.3 million, an increase of 10.9%; Organic sales growth (as defined below) of 19.1%

•	Operating income of $21.7 million; Adjusted operating income (as defined below) of $28.6 million, an increase of 14.9%

•	EBITDA (as defined below) of $25.2 million; Adjusted EBITDA (as defined below) of $32.1 million, an increase of 10.8%

•	Fourth quarter orders of $126.3 million, a decrease of 19.3%; Organic order decline (as defined below) of 15.8%

•	Backlog of $337.3 million at period end

Full year 2008 (all comparisons versus 2007)

•	Net loss of $0.6 million (11 cents per share – basic and diluted); Adjusted net income (as defined below) of $53.7 million ($1.22 per share), an increase of 32.8%

•	Net sales of $604.9 million, an increase of 19.5%; Organic sales growth (as defined below) of 13.9%

•	Operating income of $16.7 million; Adjusted operating income (as defined below) of $90.8 million, an increase of 24.5%

•	EBITDA (as defined below) of $31.5 million; Adjusted EBITDA (as defined below) of $105.6 million, an increase of 19.8%

•	Record orders for the year of $669.2 million, an increase of 15.1%; Organic order growth (as defined below) of 7.0%

Adjusted net income, adjusted net income per share, adjusted operating income, EBITDA, adjusted EBITDA, organic sales growth and organic order growth are not financial measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). See below for a description of the measures’ usefulness and a reconciliation of these measures to their most directly comparable GAAP financial measures.

“We had an excellent fourth quarter,” said John Young, president and CEO of Colfax Corporation.  “Our strong results were driven by organic sales growth of 19% and a 210 basis point improvement in gross profit margin. We also delivered record results for the year, including organic sales growth of 14%, in line with our low double-digit growth expectation.  Sales growth was lead by increased demand in the power generation, commercial marine and general industrial end markets.  We are well positioned heading into 2009, with a higher backlog than we had at the beginning of 2008.”

He continued, “Despite our recent performance and our relatively strong backlog, we expect that the second half of the year could be very challenging if current economic conditions persist.  We remain cautious on our outlook but continue to expect organic sales growth in the range of 1% to 3% and adjusted earnings per share of $1.10 to $1.17 for 2009. Our focus continues to be on growing the business through expanding our served markets, executing on our breakthrough initiatives and pursuing acquisitions while controlling costs.  Our strong financial position allows us to be flexible as well as opportunistic. We believe that the long-term fundamentals of our end markets including the need for infrastructure and energy worldwide bode well for our fluid-handling products and solutions.”

Non-GAAP Financial Measures

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, EBITDA, adjusted EBITDA, organic sales growth and organic order growth. Adjusted net income, adjusted net income per share, adjusted operating income and adjusted EBITDA exclude asbestos liability and defense cost (income) and asbestos coverage litigation expense, certain legacy legal charges, certain due diligence costs, as well as one time initial public offering-related costs. Adjusted net income also reflects interest expense as if the initial public offering (IPO) had occurred at the beginning of 2007 and presents income taxes at an effective tax rate of 34%. Adjusted net income per share assumes the 44,006,026 shares outstanding at the closing of the IPO to be outstanding since January 1, 2007. Organic sales growth and organic order growth exclude the impact of acquisitions and foreign exchange rate fluctuations.  These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of changes in our capital structure and asset base, non-recurring items such as IPO-related costs, legacy asbestos issues (except in the case of EBITDA) and items outside the control of its operating management team.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

Conference Call and Webcast

Colfax will host a conference call to provide details about its results and business strategy on Friday, February 20 at 8:00 a.m. EST. The call will be open to the public through 719-325-4744 or 877-723-9518 and webcast via Colfax’s website at http://www.colfaxcorp.com under the “Investor Relations” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading.  Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call. In addition, a replay of this call will be available until approximately March 6, 2009. The replay number in the U.S. is 888-203-1112 and internationally it is 719-457-0820, and the access code is 4053059.

About Colfax Corporation

Colfax Corporation is a global leader in critical fluid-handling solutions, including the manufacture of positive displacement industrial pumps and valves used in global oil & gas, power generation, marine, naval and a variety of other industrial applications. Key product brands include Allweiler, Fairmount Automation, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren and Zenith. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax’s products, businesses and practices is available at www.colfaxcorp.com

Cautionary Note Concerning Forward Looking Statements

This press release contains forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission as well as its Registration Statement on Form S-1 under the caption “Risk Factors”. In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date. Colfax disclaims any duty to update the information herein.

COLFAX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(amounts in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007

Net sales	$159,311	$143,703	$604,854	$506,305
Cost of sales	101,557	94,488	387,667	330,714

Gross profit	57,754	49,215	217,187	175,591
Initial public offering-related costs	-	-	57,017	-
Selling, general and administrative expenses	27,718	23,223	125,234	98,500
Research and development expenses	1,426	1,087	5,856	4,162
Asbestos liability and defense (income) costs	1,978	(31,946)	(4,771)	(63,978)
Asbestos coverage litigation expenses	4,905	5,314	17,162	13,632

Operating income	21,727	51,537	16,689	123,275
Interest expense	2,138	4,830	11,822	19,246

Income before income taxes	19,589	46,707	4,867	104,029
Provision for income taxes	9,210	17,715	5,438	39,147

Net income (loss)	$10,379	$28,992	$(571)	$64,882

Net income (loss) available to common
shareholders per share—basic and diluted	$0.24	$0.77	$(0.11)	$1.79

COLFAX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
Preliminary and Unaudited
(amounts in thousands)

	December 31,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,762	$48,093
Trade receivables, less allowance for doubtful accounts	101,064	84,430
Inventories, net	80,327	68,287
Asbestos insurance asset	26,473	19,059
Asbestos insurance receivable	36,371	44,664
Other current assets	21,860	22,534

Total current assets	294,857	287,067
Deferred income taxes, net	53,428	36,447
Property, plant and equipment, net	92,090	88,391
Goodwill and intangible assets, net	179,046	185,353
Long-term asbestos insurance asset	277,542	286,169
Deferred loan costs, pension and other assets	16,113	13,113
Total assets	$913,076	$896,540

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital leases	$5,420	$2,640
Accounts payable	52,138	48,910
Accrued asbestos liability	28,574	28,901
Other accrued liabilities	68,154	67,923

Total current liabilities	154,286	148,374
Long-term debt, less current portion	91,701	203,853
Long-term dividend payable to shareholders	-	35,054
Long-term asbestos liability	328,684	347,332
Pension and accrued post-retirement benefits	130,188	71,365
Other liabilities	41,286	37,511
Total liabilities	746,145	843,489
Shareholders’ equity	166,931	53,051
Total liabilities and shareholders' equity	$913,076	$896,540

COLFAX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Preliminary and Unaudited
(amounts in thousands)

	Year ended December 31,
	2008	2007
Cash flows from operating activities:
Net (loss) income	$(571)	$64,882
Adjustments to reconcile net (loss) income to cash (used in) provided by operating activities:
Depreciation and amortization	14,788	15,239
Noncash stock-based compensation	11,330	-
Write off of deferred loan costs	4,614	-
Other adjustments for non-cash items	994	1,609
Deferred income taxes	(13,357)	22,186
Changes in working capital	(27,680)	3,344
Changes in other operating assets and liabilities	(21,631)	(32,777)
Net cash (used in) provided by operating activities	(31,513)	74,483

Cash flows from investing activities:
Purchases of fixed assets	(20,113)	(13,671)
Acquisitions, net of cash received	(439)	(32,987)
Proceeds from sale of fixed assets	23	133
Net cash used in investing activities	(20,529)	(46,525)

Cash flows from financing activities:
Borrowings under term credit facility	100,000	55,000
Payments under term credit facility	(210,278)	(11,791)
Proceeds from borrowings on revolving credit facilities	28,185	58,000
Repayments of borrowings on revolving credit facilities	(28,158)	(86,500)
Proceeds from the issuance of common stock, net of offering costs	193,020	-
Repurchases of common stock	(5,731)	-
Dividends paid to preferred shareholders	(38,546)	-
Other	(3,656)	(2,972)
Net cash provided by financing activities	34,836	11,737

Effect of exchange rates on cash	(2,125)	790

(Decrease) increase in cash and cash equivalents	(19,331)	40,485
Cash and cash equivalents, beginning of year	48,093	7,608
Cash and cash equivalents, end of year	$28,762	$48,093

COLFAX CORPORATION
Reconciliation of GAAP to non-GAAP Financial Measures
Unaudited
(dollars in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007

EBITDA
Net income (loss)	$10,379	$28,992	$(571)	$64,882

Interest expense	2,138	4,830	11,822	19,246
Provision for income taxes	9,210	17,715	5,438	39,147
Depreciation and amortization	3,443	4,034	14,788	15,239

EBITDA	$25,170	$55,571	$31,477	$138,514
EBITDA margin	15.8%	38.7%	5.2%	27.4%

Adjusted EBITDA
Net income (loss)	$10,379	$28,992	$(571)	$64,882

Interest expense	2,138	4,830	11,822	19,246
Provision for income taxes	9,210	17,715	5,438	39,147
Depreciation and amortization	3,443	4,034	14,788	15,239
IPO-related costs	-	-	57,017	-
Legacy legal adjustment	-	-	4,131	-
Due diligence costs	-	-	582	-
Asbestos liability and defense (income) costs	1,978	(31,946)	(4,771)	(63,978)
Asbestos coverage litigation expense	4,905	5,314	17,162	13,632

Adjusted EBITDA	$32,053	$28,939	$105,598	$88,168
Adjusted EBITDA margin	20.1%	20.1%	17.5%	17.4%

Adjusted Net Income and Adjusted Earnings per Share
Net income (loss)	$10,379	$28,992	$(571)	$64,882
IPO-related costs	-	-	57,017	-
Legacy legal adjustment	-	-	4,131	-
Due diligence costs	-	-	582	-
Asbestos liability and defense (income) costs	1,978	(31,946)	(4,771)	(63,978)
Asbestos coverage litigation expense	4,905	5,314	17,162	13,632
Interest adjustment to effect IPO at beginning of period	-	2,143	2,302	7,536
Tax adjustment to 34% effective rate	210	10,161	(22,201)	18,333

Adjusted net income	$17,472	$14,664	$53,651	$40,405
Adjusted net income margin	11.0%	10.2%	8.9%	8.0%

Shares outstanding at closing of IPO	44,006,026	44,006,026	44,006,026	44,006,026
Adjusted net income per share	$0.40	$0.33	$1.22	$0.92

Net income (loss) per share-basic and diluted in accordance with GAAP	$0.24	$0.77	$(0.11)	$1.79

Adjusted Operating Income
Operating income	$21,727	$51,537	$16,689	$123,275
IPO-related costs	-	-	57,017	-
Legacy legal adjustment	-	-	4,131	-
Due diligence costs	-	-	582	-
Asbestos liability and defense (income) costs	1,978	(31,946)	(4,771)	(63,978)
Asbestos coverage litigation expense	4,905	5,314	17,162	13,632

Adjusted operating income	$28,610	$24,905	$90,810	$72,929
Adjusted operating income margin	18.0%	17.3%	15.0%	14.4%

COLFAX CORPORATION
Sales and Order Growth
Unaudited
(amounts in millions)

	Sales		Orders
	$	%	$	%

Three Months Ended December 31, 2007	$143.7		$156.5

Components of Growth:
Organic growth from existing businesses	27.4	19.1%	(24.7)	(15.8)%
Acquisitions	0.8	0.6%	3.1	2.0%
Foreign currency translation	(12.6)	(8.8)%	(8.6)	(5.5)%
Total Growth	15.6	10.9%	(30.2)	(19.3)%

Three Months Ended December 31, 2008	$159.3		$126.3

	Sales		Orders
	$	%	$	%

Year Ended December 31, 2007	$506.3		$581.5

Components of Growth:
Organic growth from existing businesses	70.2	13.9%	40.9	7.0%
Acquisitions	5.5	1.1%	11.7	2.0%
Foreign currency translation	22.9	4.5%	35.1	6.1%
Total Growth	98.6	19.5%	87.7	15.1%

Year Ended December 31, 2008	$604.9		$669.2

COLFAX CORPORATION
Reconciliation of Projected 2009 Net Income Per Share to Adjusted Net Income Per Share
Preliminary and Unaudited
(amounts in dollars)

	EPS Range

Projected 2009 net income per share - fully diluted	$0.80	$0.87

Asbestos coverage litigation	0.28	0.28
Asbestos liability and defense costs	0.16	0.16
Income tax benefit at 32%	(0.14)	(0.14)

Projected 2009 adjusted net income per share - fully diluted	$1.10	$1.17

Contact:
Mitzi Reynolds, Vice President, Investor Relations
Colfax Corporation
804-327-5689